As filed with the Securities and Exchange Commission on May 20, 2026
    Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
______________________

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	75-2677995
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3000 North Sam Houston Parkway East
Houston, Texas 77032
(Address of Principal Executive Offices) (Zip Code)

Halliburton Company Stock and Incentive Plan
As Amended and Restated February 10, 2026

and

Halliburton Company Employee Stock Purchase Plan
As Amended and Restated February 10, 2026

(Full Title of the Plan)

______________________

Van H. Beckwith
Executive Vice President, Secretary and Chief Legal Officer
Halliburton Company
3000 North Sam Houston Parkway East
Houston, Texas 77032
(Name and Address of Agent for Service)

(281) 871-2699
    (Telephone Number, including area code, of agent for service)
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer
Non-accelerated filer		Smaller reporting company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) of Halliburton Company (the “Registrant”) relates to (i) 19,900,000 additional shares of its common stock, par value $2.50 per share (“Common Stock”), reserved for issuance under the Halliburton Company Stock and Incentive Plan, as Amended and Restated February 10, 2026 (the “Stock and Incentive Plan”), which include shares of Common Stock that may again become available for delivery with respect to awards under the Stock and Incentive Plan pursuant to the share counting, share recycling and other terms and conditions of the Stock and Incentive Plan, and (ii) 30,000,000 additional shares of Common Stock reserved for issuance under the Halliburton Company Employee Stock Purchase Plan, as Amended and Restated February 10, 2026 (the “ESPP” and, together with the Stock and Incentive Plan, each, a “Plan” and, collectively, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction pursuant to the adjustment or antidilution provisions thereof.

PART I

Information Required in the Section 10(a) Prospectus

    The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the participating employees and non-management directors as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Information Required in the Registration Statement

Item 3.     Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”), except to the extent that information is deemed furnished and not filed pursuant to federal securities laws and regulations:

(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 6, 2026 (the “2025 Form 10-K”);

(b)The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 31, 2026, to the extent incorporated by reference into PART III of the 2025 Form 10-K;

(c)The Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the Commission on April 24, 2026;

(d)The Registrant’s Current Reports on Form 8-K or Form 8-K/A filed with the Commission on January 14, 2026, February 11, 2026, and May 20, 2026; and

(e)The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (No. 001-03492) filed with the Commission on May 28, 2025, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except to the extent that information is deemed furnished and not filed pursuant to federal securities laws and regulations. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.
    Not Applicable.
Item 5.     Interests of Named Experts and Counsel.
The validity of the securities being registered hereby has been passed upon for the Registrant by Pamela Taylor, Vice President and Assistant Secretary of the Registrant. Ms. Taylor is a full-time employee of the Registrant, owns less than 0.1% of the outstanding shares of Common Stock and is eligible to (i) receive awards under the Stock and Incentive Plan and (ii) participate in the ESPP.

Item 6.     Indemnification of Directors and Officers.

The discussion below summarizes the material indemnification provisions of the Registrant’s amended and restated certificate of incorporation (“certificate of incorporation”) and by-laws and Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 145 of the DGCL provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents or persons who are or were serving at the request of the corporation as directors, officers, employees or agents of another entity. Indemnification is allowed in connection with threatened, pending, or completed actions, suits, or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in right of the corporation, brought against them by reason of the fact that they were or are directors, officers, employees or agents, for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if: (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 35 of the Registrant’s by-laws provides for mandatory indemnification, to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Registrant’s by-laws were adopted or as it is thereafter amended, of each person who was or is or is threatened to be made a witness in or a party to any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, because:

•the person is or was an officer or director of the Registrant;
•the person is an employee or agent of the Registrant (and not also a director or officer of the Registrant) and the board of directors of the Registrant adopts a resolution specifically stating that such person shall be entitled to some or all of the benefits of Section 35 of the Registrant’s by-laws (an “Other Indemnified Person”); or

•is a director, officer or Other Indemnified Person who is or was serving at the request of the Registrant as a director, officer or administrator of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Section 35 of the Registrant’s by-laws expressly provides that the right to indemnification as set forth therein is not exclusive of any other right that any person may have or acquire.
Section 145 of the DGCL provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of its directors, officers, employees or agents against liabilities asserted against and incurred by such person in his or her capacity or arising out of his or her status as a director, officer, employee or agent of the corporation. A Delaware corporation has this power whether or not the corporation has the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 35 of the Registrant’s by-laws provides that the Registrant may maintain insurance, at its own expense, to protect itself and any person, including any person who is or was a director, officer, employee or agent of the Registrant or of another entity, against any expense, liability or loss. This insurance coverage may be maintained regardless of whether the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. However, that provision shall not eliminate or limit the liability of:

•a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;

•a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•a director under Section 174 of the DGCL, relating to liability for unlawful acquisitions or redemptions of, or payment of dividends on, capital stock;

•a director or officer for any transaction from which the director or officer derived an improper personal benefit; or

•an officer in any action by or in the right of the corporation.

Article XV of the Registrant’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director or officer shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, subject to certain exceptions.

The foregoing statements are subject to the detailed provisions of Sections 145 and 102 of the DGCL and the Registrant’s certificate of incorporation and by-laws.
Item 7.     Exemption from Registration Claimed.
Not applicable.

Item 8.     Exhibits.
The following documents are filed as part of this Registration Statement or incorporated by reference herein.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Amended and Restated Certificate of Incorporation of Halliburton Company filed with the Secretary of State of the State of Delaware on May 17, 2023.	10-Q	001-03492	3.1	July 26, 2023
4.2	By-laws of Halliburton Company revised effective May 2, 2024.	8-K	001-03492	3.1	May 3, 2024
5.1	Opinion of Pamela Taylor.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Pamela Taylor (contained in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature pages of this Registration Statement).					X
99.1	Halliburton Company Stock and Incentive Plan as Amended and Restated Effective February 10, 2026.	DEF 14A	001-03492	Appendix B	March 31, 2026
99.2	Halliburton Company Employee Stock Purchase Plan as Amended and Restated Effective February 10, 2026.	DEF 14A	001-03492	Appendix C	March 31, 2026
107	Calculation of Filing Fee Tables.					X
Item 9.     Undertakings.
A.    The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 20, 2026.

Halliburton Company

By: /s/ Van H. Beckwith
Executive Vice President, Secretary and Chief
Legal Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Van H. Beckwith, Pamela Taylor, Rebekkah Emerson and Sarah Rubenfeld, and each of them severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each with full power to act with or without the others and with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform in the name and on behalf of each the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as he or she might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated on May 20, 2026.

Signature	Title

/s/ Jeffrey A. Miller Jeffrey A. Miller	Chairman of the Board, Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ Eric J. Carre Eric J. Carre	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Stephanie S. Holzhauser Stephanie S. Holzhauser	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Abdulaziz F. Al Khayyal Abdulaziz F. Al Khayyal	Director
/s/ William E. Albrecht William E. Albrecht	Director
/s/ M. Katherine Banks M. Katherine Banks	Director
/s/ Earl M. Cummings Earl M. Cummings	Director
/s/ Murry S. Gerber Murry S. Gerber	Director
/s/ Timothy A. Leach Timothy A. Leach	Director
/s/ Robert A. Malone Robert A. Malone	Director

/s/ J. Shannon Slocum J. Shannon Slocum	Director
/s/ Maurice S. Smith Maurice S. Smith	Director
/s/ Janet L. Weiss Janet L. Weiss	Director
/s/ Tobi M. Edwards Young Tobi M. Edwards Young	Director